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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

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                                       _________________________________________

[iC LOGO]                                    MEETING DATE:  SEPTEMBER 26, 2005
                                                MAIL DATE:  Approx. August 24th.
           PROXY FACT SHEET                   RECORD DATE:  August 8, 2005

                                             INBOUND LINE:  800-317-8033
                                            FUND'S NUMBER:  800-677-3863
                                       _________________________________________


Special Meeting of Shareholders of the
Fund Group:
FIRST AMERICAN FUNDS


Fund:                                              LOCATION AND TIME:
TECHNOLOGY FUND                                         10:00am
                                            800 Nicollet Mall, Fourth Floor
                                                 Minneapolis, MN 55402

================================================================================

WHAT IS THIS REGARDING?

Your Fund will be holding a special meeting of shareholders scheduled to take place on Monday, September 26, 2005


WHAT AM I BEING ASKED TO VOTE ON?

Shareholders are being asked to approve a change in the fund's current policy of concentrating its investments in the technology industry, to a policy of not concentrating its investments in a particular industry.


WILL THE FUNDS' INVESTMENT OBJECTIVE OR STRATEGIES CHANGE?

If shareholders approve the proposed change in policy, the name of the Technology Fund will be changed to Small-Mid Cap Core Fund. After the changes the fund will continue to have an objective of long term growth of capital. However in seeking to achieve this objective, the fund will invest primarily in common stocks of small- and mid-capitalization companies. The Fund will no longer concentrate its investments just in the technology sector, although it may continue to make investments in that sector. In addition, the fund will change from being a "non-diversified" to a "diversified" fund, which means it will become subject to more restrictive limitations on the proportion of its assets it can invest in individual issuers.


WHY HAS THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE IN FAVOR OF THE POLICY CHANGE?

Since the so-called "technology bubble" burst, the Technology Fund has experienced substantial declines in performance and net assets and substantial net outflows of funds as investors redeemed shares. The fund's investment advisor and the fund's board believe that the fund has very limited potential for growth in its present form. They also believe that converting the fund into a small- and mid-cap core fund would present better opportunities for growth of assets and that, if such growth is achieved, shareholders would benefit from potential economies of scale and increased flexibility in portfolio management.


WILL THERE BE ANY CHANGES IN THE FEES AND EXPENSES BORNE BY THE FUND AND ITS SHAREHOLDERS, OR IN SHAREHOLDER'S RIGHTS?

Current shareholders of the fund will effectively bear the costs associated with converting the fund into a small- and mid-cap core fund. No other changes in the fees and expense borne by the fund or by its shareholders will result from the proposed changes. Specifically, the fund's investment advisory fee and other service provider fees, 12b-1 and shareholder service fees, and front end and deferred sale charges all will remain unchanged.


AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
OF ALL PROPOSALS.                                                     --------